                                                                    Exhibit 23.5


               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Southern National Corporation for the registration of 729,218 shares of its common stock and to the incorporation by reference of our report dated January 21, 1994, with respect to the financial statements and schedule of Commerce Bank included in its Annual Report (Form F-2) for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Southern National Corporation's Current Report on Form 8-K dated November 14, 1994.



                                          Ernst & Young LLP


Virginia Beach, Virginia
February 24, 1995



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